UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2026

BioNexus Gene Lab Corp.
(Exact name of Company as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Unit A-28-7, Tower A, Menara UOA Bangsar,

No.5 Jln Bangsar Utama 1,

59000 Kuala Lumpur

(Address of principal executive offices)

Phone: +1 (307) 241-6898

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq

Item 8.01 – Other Events

On January 28, 2026, BioNexus Gene Lab Corp. (the “Company”) issued a press release announcing the formal commencement of its 2026 regional deployment phase for the VitaGuard™ Minimal Residual Disease (“MRD”) platform.

The announcement describes the Company’s transition of VitaGuard™ from a development-stage technology into an operational deployment phase focused on Southeast Asia, including initial plans to integrate the platform into routine oncology workflows across select regional medical hubs during 2026. The Company believes this deployment phase is designed to support broader commercialization efforts, expand access to longitudinal cancer monitoring solutions, and generate high-frequency molecular data intended to support future AI-assisted oncology initiatives.

The press release further outlines the Company’s strategic objectives for 2026, including phased regional deployment, workflow integration with healthcare providers, and the use of Fidelion Diagnostics Pte. Ltd. as the Company’s international intellectual property and commercialization vehicle outside Greater China. The Company also disclosed that, by the end of 2025, it completed certain foundational commercialization steps, including advancement of global patent filings, establishment of its international commercialization structure, recruitment efforts, and Southeast Asia market entry planning with a regional diagnostics partner.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

By:	/s/ Su-Leng Tan Lee
Su-Leng Tan Lee
Chief Executive Officer

Date:	February 3, 2026

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